                                                                   EXHIBIT 10.21

                            DEBT CONVERSION AGREEMENT


         THIS DEBT CONVERSION AGREEMENT, dated as of April 30, 2003 (this "AGREEMENT"), by and among Terremark Worldwide, Inc., a Delaware corporation ("TERREMARK"), NAP of the Americas, Inc., a Florida corporation ("NAPA," and, together with Terremark, the "BORROWERS"), and Ocean Bank, a Florida banking corporation (the "LENDER").


                                    RECITALS

         A. The Borrowers and the Lender are parties to a certain Amended and Restated Credit Agreement dated as of September 5, 2001 (the "FIRST AMENDED AND RESTATED CREDIT AGREEMENT"), pursuant to which the Lender has made a loan to the Borrowers in the original principal amount of $48,000,000 (the "LOAN").

         B. The Borrowers have requested the Lender to convert $15,000,000 of the outstanding principal balance of the Loan into shares of the common stock, par value $0.001 per share, of Terremark (the "TERREMARK COMMON STOCK"), on the terms and subject to the conditions set forth in this Agreement.

         C. The Lender is willing to convert $15,000,000 of the outstanding principal balance of the Loan into shares of the Terremark Common Stock, on the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1

                               CERTAIN DEFINITIONS

         1.1 CERTAIN DEFINITIONS. The following capitalized terms have the meanings set forth below:

                  (a) "AFFILIATE" of a particular Person means any other Person controlling, controlled by or under control with such Person, where "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, contract, or otherwise.

                  (b) "COMMISSION" means the Securities and Exchange Commission.

                  (c) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  (d) "GOVERNMENTAL AUTHORITY" means any government, political subdivision or governmental or regulatory authority, agency, board, bureau, commission, instrumentality or court or quasi-governmental authority (in each case, whether federal, state or local and whether domestic or foreign).

                  (e) "HOLDERS" means the Lender and its successors and permitted assigns as provided in Section 5.5.

                  (f) "LAWS" means, collectively, all statutes, laws, codes and ordinances, and any rules or regulations of any Governmental Authority (in each case, whether federal, state or local and whether foreign or domestic).



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                  (g) "LIENS" means any lien, encumbrance, change, security
interest, restriction (including any restriction on voting rights or disposition), equity, claim or third party right of any nature whatsoever.

                  (h) "PERSON" means any natural person, corporation, trust, partnership, limited liability company or partnership, joint venture, unincorporated organization, Governmental Authority, or other entity.

                  (i) "REGISTRABLE SECURITIES" means (i) the Shares to be issued to the Lender under this Agreement, and (ii) any Terremark Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, such Shares.

                  (j) "RULE 144" means Rule 144 of the Commission's General Rules and Regulations under the Securities Act, or any similar or substitute rule permitting the sale of restricted securities that may hereafter be adopted by the Commission.

                  (k) "SECURITIES ACT" means the Securities Act of 1933, as amended.

                  (l) "TAXES" means, collectively, any taxes imposed by any Governmental Authority, including all income, alternative minimum, gross receipts, sales, use, ad valorum, franchise, capital, paid-up capital, profits, license, withholding, payroll, employment, excise, unemployment insurance, social security, severance, stamp, occupational, property, environmental, windfall profit, custom, duty, transfer, documentary or other taxes, all governmental fees or other like assessments or charges of any kind whatsoever, and any information, reporting or backup-withholding obligations, together with any interest, penalty or additional amounts imposed by any Governmental Authority responsible for the imposition of such taxes.

                  (m) "TAX RETURNS" means all returns, reports, filings, estimates, declarations, claims for refund, information returns or statements required to be filed by any Person.

                                   ARTICLE 2

                       ISSUANCE OF TERREMARK COMMON STOCK

         2.1 ISSUANCE OF TERREMARK COMMON STOCK. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), Terremark will issue and deliver to the Lender, and Lender will acquire from Terremark, 20,000,000 shares (the "SHARES") of the Terremark Common Stock.

         2.2 CONSIDERATION FOR SHARES. In consideration for the issuance of the Shares, at the Closing, the Lender will cancel $15,000,000 of the outstanding principal amount of the Loan, and shall amend the promissory note evidencing the Loan to so indicate.

         2.3 Closing.

                  (a) CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING"), will take place at 10:00 a.m. (Miami time) on April 30, 2003 (the "CLOSING DATE") at the offices of Shutts & Bowen LLP at 201 South Biscayne Boulevard, Suite 1500, Miami, Florida 33131 or at such other place and time as may be mutually agreed upon by Borrowers and the Lender.

                  (b) Deliveries at Closing. At the Closing:

                           (i) Terremark will issue and deliver to the Lender a
stock certificate in definitive form, registered in the name of the Lender or its designee, representing the Shares.





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                           (ii) The Borrowers and the Lender will execute and
deliver the Second Amended and Restated Credit Agreement, substantially in the form of Exhibit A to this Agreement;

                           (iii) The Borrowers will execute and deliver a
Renewal Promissory Note, substantially in the form of Exhibit B to this Agreement.

                           (iv) The Borrowers and Guarantors will execute and
deliver the following additional agreements and documents listed on SCHEDULE 2.3 to this Agreement.

                                   ARTICLE 3

                 REPRESENTATIONS AND WARRANTIES OF THE BORROWERS

         The Borrowers hereby jointly and severally represent and warrant to the Lender as follows:

         3.1 CORPORATE EXISTENCE AND QUALIFICATION. Each of the Borrowers has been duly organized and is validly existing as a corporation in good standing under the laws of its state of incorporation, with full power and authority (corporate and other) to own, lease and operate its properties and assets and to conduct its business, as it is now being conducted. Each of the Borrowers is qualified to do business as a foreign corporation and is in good standing in each jurisdiction of the United States, or any other country, state, province, or political subdivision in which the character of the business conducted by it or the nature of the properties owned or leased by it makes such qualification necessary for the conduct of its business, except where the failure to so qualify would not have a material adverse effect on such Borrower.

         3.2 AUTHORITY. Each Borrower has full right, power and authority to enter into this Agreement and each of the Exhibits to this Agreement, and this Agreement and each of the Exhibits to this Agreement has been duly authorized, executed and delivered by each Borrower and constitutes the legal, valid and binding agreement of each Borrower, enforceable against it in accordance with its terms.

         3.3 APPROVALS. Except as set forth in SCHEDULE 3.3, no consent, approval or authorization of, or registration, qualification or filing with, any Governmental Authority or any other Person is required to be made by either of the Borrowers in connection with the execution, delivery or performance by either of the Borrowers of this Agreement and each of the Exhibits to this Agreement or the consummation by them of the transactions contemplated by this Agreement and each of the Exhibits to this Agreement.

         3.4 NO VIOLATIONS. Except as set forth in SCHEDULE 3.4, the execution, delivery and performance of this Agreement and each of the Exhibits to this Agreement and the consummation by each of the Borrowers of the transactions contemplated hereby and thereby, do not and will not (i) violate or conflict with the organizational documents of either of the Borrowers; (ii) assuming that the consents and approvals referred to in SCHEDULE 3.3 are duly obtained, (A) violate, conflict with or result in a breach of any of the provisions of or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration or the creation of Lien upon any of the assets or properties of either the Borrowers or any of their subsidiaries under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement, or other instrument or obligation to which either of the Borrowers or any of their subsidiaries is a party or by which either of the Borrowers or any of their subsidiaries may be bound or to which either of the Borrowers or any of their subsidiaries or any of their respective properties or assets may be subject, or (B) violate any Law, judgment, ruling, order, writ, injunction or decree applicable to any Borrower or any of their subsidiaries or any of their respective properties or assets.

         3.5 ISSUANCE OF SHARES. Terremark has duly authorized the issuance of the Shares to the Lender or its designee by all necessary corporate action and, when paid for in accordance with the terms of this Agreement, the Shares will be validly issued and outstanding, fully paid and nonassessable, free and clear of all Liens, including any preferential rights of other shareholders of any nature



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or third parties and the Lender or its designee will be entitled to all rights accorded to a holder of Terremark Common Stock. Assuming that the representations and warranties of the Lender in Article IV hereof are true and correct, Terremark has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares under this Agreement.

         3.6 CAPITALIZATION. Immediately following the Closing, the authorized capital stock of Terremark will consist of (i) 400,000,000 shares of Terremark Common Stock, of which 306,290,197 shares will be issued and outstanding, and
(ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which
(A) 20 shares will be designated as Series G convertible preferred stock and 5,882 shares will be designated as Series H convertible preferred stock, and (B) 20 shares of Series G convertible preferred stock will be outstanding and convertible into 2,015,746 shares of Terremark Common Stock, and (C) 294 shares of Series H convertible preferred stock will be outstanding and convertible into 294,000 shares of Terremark Common Stock. Immediately following the Closing, Terremark will have outstanding options, warrants and convertible debentures exercisable for or convertible into a total of 40,809,634 shares of Terremark Common Stock.

         3.7 COMPLIANCE WITH LAW. Neither Borrower is in violation of any Law, judgment, ruling, order, writ, injunction or decree to which it may be subject and the business of each Borrower has been and is presently being conducted in accordance with all applicable Laws, except where the failure to be in accordance would not have a material adverse effect on such Borrower. Each Borrower has received all franchises, permits, licenses, consents and other authorizations and approvals of all Governmental Authorities necessary for the conduct of its business as now being conducted by it, except where the failure to receive such franchises, permits, licenses, consents and other authorizations and approvals would not have a material adverse effect on such Borrower.

         3.8 SEC REPORTS. Terremark has duly filed with the Commission all reports (individually a "SEC Report" and collectively the "SEC Reports") required to be filed by it under the Securities Act and the Exchange Act. The consolidated financial statements of Terremark and the related notes contained in Terremark's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2002, present fairly the consolidated financial position of Terremark as of the dates indicated therein and the consolidated results of its operations and cash flows for the periods therein specified. Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods therein specified. Except as set forth in the financial statements or the SEC Reports, neither of the Borrowers has any material liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to December 31, 2002. The SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, as of their respective filing or effective dates, and the information contained therein was true and correct in all material respects as of the date or effective date of such documents and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         3.9 TAXES. Each Borrower and each of their subsidiaries have accurately prepared and filed all Tax Returns required by Law to be filed by it, has paid or made provisions for the payment of all Taxes shown to be due and adequate provisions have been and are reflected in the consolidated financial statements of Terremark for all current Taxes to which any of them is subject and which are not currently due and payable.

         3.10 ACTIONS PENDING. There is no action, suit, claim, investigation or proceeding ("Litigation") pending or, to the knowledge of either Borrower, threatened against either Borrower or any of their subsidiaries which questions the validity of this Agreement and the transactions contemplated by this Agreement, or any action taken or to be taken pursuant to this Agreement. Except as disclosed in the SEC Reports, there is no Litigation pending or, to the knowledge of either Borrower, threatened, against or involving the Borrowers or any of their subsidiaries or any of their respective properties or assets, or



                                       4
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any outstanding orders, judgments, injunctions, awards or decrees of any
Governmental Authority against either Borrower or any of their subsidiaries.

         3.11 RELATED-PARTY TRANSACTIONS. To the knowledge of Borrowers, no employee, officer, director or 5% shareholder of Terremark or any member of his or her immediate family (a "Related Party") is indebted to either of the Borrowers, or any of their subsidiaries. Except as listed on SCHEDULE 3.11, neither of the Borrowers nor any of their subsidiaries is indebted (or committed to make loans or extend or guarantee credit) to any Related Party. To the knowledge of the Borrowers, except as disclosed in the SEC Reports, no Related Party has any direct or indirect ownership interest in any firm or corporation with which either of the Borrowers or their subsidiaries is affiliated or with which either of the Borrowers or any of their subsidiaries has a business relationship. To the knowledge of the Borrowers, except as disclosed in the SEC Reports, no Related Party is directly or indirectly interested in any material contract with either of the Borrowers or any of their subsidiaries.

         3.12 DISCLOSURE. Neither this Agreement nor the Exhibits hereto nor any other documents, certificates or instruments furnished to the Lender by or on behalf of the Borrowers or any of their subsidiaries in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made herein or therein, not misleading.

                                   ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE LENDER

         4.1 The Lender represents and warrants to Terremark that:

                  (a) The Lender acknowledges that the offer, issuance and sale to it of the Shares is intended to be exempt from the registration requirements of the Securities Act, pursuant to the provisions of Regulation D promulgated by the Commission under the Securities Act.

                  (b) The Lender is an "accredited investor," as such term is defined in Rule 501(a) of the Commission's General Rules and Regulations under the Securities Act.

                  (c) Without limiting or conditioning the Representations and Warranties of the Borrowers contained in Article III above, the Lender acknowledges that (i) during the course of the transaction and prior to this Agreement it has received information relating to the Borrowers; (ii) has been given a reasonable opportunity to ask questions of and receive answers from the Borrowers and their representatives concerning the Borrowers; and (iii) it has the requisite knowledge and experience in financial business matters to be capable of evaluating the merits and risks of investing in the Company;

                  (d) It is the Lender's present intention that the Shares being acquired by the Lender are for the account of the Lender or its designee and not with a present view to or for sale in connection with any distribution thereof.

                  (e) The Lender understands that (i) the issuance of the Shares to the Lender has not been registered under the Securities Act, (ii) Lender may not sell, pledge, hypothecate or otherwise transfer the Shares or any interest therein except in a transaction which is registered under the Securities Act or which is exempt from the registration requirements of the Securities Act, and
(iii) Terremark will make a notation on the certificate evidencing the Shares and shall instruct its transfer agent to such effect.




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                                   ARTICLE 5

                             REGISTRATION OF SHARES

         Terremark covenants and agrees with the Lender as follows:

         5.1 REGISTRATION AND LISTING

                  (a) Terremark will use commercially reasonable efforts to cause to be effective, on or before April 30, 2004, a registration statement under the Securities Act (the "Registration Statement"), to permit the resale of the Registrable Securities by the Holders. Terremark will also cause the Registrable Securities to be listed on the American Stock Exchange as promptly as practicable.

                  (b) Terremark will prepare and file with the Commission the Registration Statement and use commercially reasonable efforts to cause the Registration Statement to become and remain effective until the earlier of such time as all the Registrable Securities have been sold pursuant to the Registration Statement or are freely tradable by the Holders under Rule 144(k).

                  (c) Terremark will prepare and file with the Commission such amendments and supplements to the Registration Statement and any prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by the Registration Statement.

                  (d) Terremark will furnish to the Holders such number of copies of a prospectus, in conformity with the requirements of the Securities Act, and such other documents, as the Holders may reasonably request in order to facilitate the sale of the Registrable Securities owned by the Holders.

                  (e) Terremark will perform all necessary actions to register or qualify the securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions within the United States as the Holders will reasonably request, and perform all necessary actions as may be required in such jurisdictions; provided, however, that Terremark will not be obligated to file any general consent to service of process or qualify as a foreign corporation in any jurisdiction.

                  (f) Terremark will notify each Holder of the Registrable Securities covered by the Registration Statement at any time when a prospectus relating to Registrable Securities is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                  (g) Terremark will furnish, at the request of any Holder, on the date that the Registration Statement becomes effective, an opinion, dated such date, of the counsel representing Terremark for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to Holder.

         5.2 EXPENSES OF REGISTRATION. Terremark will pay all expenses incurred in connection with any registration, filing or qualification pursuant to Article V, including (without limitation), all registration, filing and qualification fees, printers and accounting fees, fees and disbursements of counsel for Terremark, and reasonable fees and disbursements of counsel for the Lender which are directly related to such registration, filing and qualification; provided, however, that underwriting discounts and commissions will be borne by the Holders.

         5.3 INDEMNIFICATION AND CONTRIBUTION. In the event any Registrable Securities are included in the Registration Statement:



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                  (a) to the extent permitted by law, (1) Terremark will
indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or such underwriter within the meaning of the Securities Act or the Exchange Act, against any expenses, claims, damages or liabilities (collectively "LOSSES"), to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Terremark of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and (2) Terremark will pay as incurred to such Holder and each such underwriter and controlling Person, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss; provided, however, that the indemnity agreement contained in this Section 5.3 will not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of Terremark (which consent will not be unreasonably withheld or delayed) nor will Terremark be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon written information furnished expressly for use in connection with such registration by any such Holder or any such underwriter or controlling Person.

                  (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless Terremark, each of its directors, and each of its officers who has signed the Registration Statement, each Person, if any, who controls Terremark within the meaning of the Securities Act, any underwriter and any controlling person of any such underwriter, against any Loss to which any of the foregoing Persons may become subject, under the Securities Act, the Exchange Act or other federal or state Law, insofar as such Loss arises out of or is based upon any Violations, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon written information furnished by the Holder expressly for use in connection with the Registration Statement; provided, however, that the indemnity agreement contained in this Section 5.3 will not apply to amounts paid in settlement of any such Loss if such settlement is effected without the consent of the Holder (which consent will not be unreasonably withheld or delayed); and further provided, that in no event will any indemnity under this Section 5.3 exceed the proceeds from the offering received by such Holder (net of underwriting discounts and commissions).

                  (c) Promptly after receipt by an indemnified party under this
Section 5.3 of notice of the commencement of any action (including any action by any Governmental Authority), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 5.3, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party will have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the indemnified party or parties; provided, however, that an indemnified party will have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would, in the written opinion of counsel to the indemnified party, be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, will relieve such indemnifying party of any liability to the indemnified party under this Section 5.3, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.3.

                  (d) The obligations of Terremark and the Holders under this
Section 5.3 will survive the completion of any offering of Registrable Securities pursuant to the Registration Statement.



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                  (e) If the indemnification provided for in this Section 5.3 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Loss, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will contribute to the amount paid or payable by such indemnified party as a result of such Loss or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Loss as well as any other relative equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         5.4 REPORTS UNDER EXCHANGE ACT. With a view to making available to the Holder the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit Holder to sell securities of Terremark to the public without registration, Terremark will:

                  (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144 at all times;

                  (b) maintain registration of the Terremark Common Stock under
Section 12 of the Exchange Act; and

                  (c) file with the Commission in a timely manner all reports and other documents required of Terremark under the Securities Act and the Exchange Act.

         5.5 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause Terremark to register Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee; provided Terremark is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the Registrable Securities with respect to which such registration rights are being assigned.

         5.6 CHANGES IN REGISTRABLE SECURITIES. If, and as often as, there is any change in the Registrable Securities by way of stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment will be made in the provisions hereof so that the rights and privileges granted hereby will continue with respect to the Registrable Securities as so changed.

                                   ARTICLE 6

                                   CONDITIONS

         6.1 CONDITIONS TO OBLIGATIONS OF THE LENDER. The obligation of the Lender to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each and every one of the following conditions on or prior to the Closing, any or all which may be waived in whole or in part by the
Lender:

                  (a) The representations and warranties of the Borrowers contained in this Agreement will be true and correct in all material respects as of the Closing.

                  (b) The Borrowers will have performed and complied, in all material respects, with all agreements and conditions required by this Agreement to be performed and complied with by them prior to or on the Closing.

                  (c) Terremark will have delivered to the Lender, a stock certificate, in the name of the Lender or its designee, evidencing the Shares.

                  (d) The Borrowers will have executed and delivered the Second Amended and Restated Credit Agreement, the Renewal Note and .the other documents required by Section 2.3.

                  (e) The Borrower will have delivered an opinion of counsel to the effect that the Shares issued to the Lender all duly authorized, validly issued, fully paid and non-assessable.

                  (f) The Borrowers will have delivered to the Lender evidence, in form and substance satisfactory to the Lender and its counsel, that the Borrowers have received the amount of at least $15,000,000 from the issuance of Terremark's 10% Subordinated Debentures due 2006 (the "Subordinated Debentures").

                  (g) The Borrowers and The Bank of New York, on behalf of the holders of the Subordinated Debentures, will have executed and delivered to the Lender a Subordination Agreement substantially in the form of EXHIBIT A to this Agreement (the "SUBORDINATION AGREEMENT").

                  (h) The Borrowers will have delivered to the Lender evidence, in form and substance satisfactory to the Lender and its counsel, that all obligations of the Borrowers to Cupertino Electric, Inc. and Kinetics Systems, Inc. have been satisfied in full.

                  (i) The Lender will have received such other certifications and documents from the Borrowers as the Lender may reasonably request.

         6.2 CONDITIONS TO OBLIGATIONS OF THE BORROWERS. The obligation of the Borrowers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived, in whole or in part by the Borrowers:

                  (a) The representations and warranties of the Lender contained in this Agreement will be true and correct in all material respects as of the Closing.

                  (b) The Lender will have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by the Lender prior to or on the Closing Date.

                  (c) The Lender will have entered into and delivered the Second Amended and Restated Credit Agreement.

                                   ARTICLE 7

                                   TERMINATION

         7.1 TERMINATION. This Agreement may be terminated at any time on or prior to the Closing:

                  (a) by mutual consent of the parties; or

                  (b) at the election of the Lender if: (aa) the Borrowers have breached or failed to perform or comply with any of their representations, warranties, covenants or obligations under this Agreement, or (bb) any of the conditions set forth in Section 6.1 is not satisfied as and when required by this Agreement, or (cc) the Closing has not been consummated by May 5, 2003; or

                  (c) at the election of either of the Borrowers, if: (aa) the Lender has breached or failed to perform or comply with any of its representations, warranties, covenants and obligations under this Agreement, or
(bb) any of the conditions set forth in Section 6.2 is not satisfied as and when required by this Agreement or (cc) if the Closing has not been consummated by May 5, 2003.

         7.2 NOTICE OF TERMINATION. Written notice of any termination pursuant to Section 7.1 will be given by the party electing to terminate this Agreement to the other parties and such notice will state the reason for the termination.

         7.3 EFFECTS OF TERMINATION. Upon the termination of this Agreement prior to the consummation of the Closing in accordance with the terms hereof, this Agreement will become null and void and have no effect, and none of the parties will have any liability to the others pursuant to this Agreement. The termination of this Agreement will not affect any of the rights of the Lender under the First Amended and Restated Credit Agreement or any other of the Loan Documents (as defined therein), nor any of the duties and obligations of the Borrowers under the First Amended and Restated Credit Agreement or any other of the Loan Documents.

                                   ARTICLE 8

                          SURVIVAL AND INDEMNIFICATION

         8.1 RELIANCE ON AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the parties in this Agreement, and in any of the certificates, documents or other agreements delivered in connection with this Agreement, will (a) be deemed to have been relied upon by the parties, notwithstanding any investigation hereto or hereafter made by any party, and (b) will survive the execution and delivery of this Agreement and the Closing of the transactions contemplated by this Agreement.

         8.2 INDEMNIFICATION. After the Closing, each of the Borrowers will indemnify the Lender and each of its agents and representatives (collectively the "Indemnitees") and hold them harmless against any Loss which any Indemnitee may suffer, sustain or become subject to, as a result or in connection with a breach by the Borrowers of any representation, warranty or covenant set forth in this Agreement, any of the Exhibits to this Agreement, or any certificates executed and delivered in connection with the Closing of the transactions contemplated by this Agreement.

                                   ARTICLE 9

                                  MISCELLANEOUS

         9.1 COST, EXPENSES AND TAXES. The Borrowers will pay (or, if appropriate, reimburse the Lender for) on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing and administration of this Agreement, each of the Exhibits to this Agreement and any other documents to be delivered under this Agreement, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Lender, with respect thereto and with respect to advising the Lender as to its rights and responsibilities under this Agreement, and all costs and expenses (including reasonable counsel fees and expenses, including those incurred at the appellate level and in bankruptcy proceedings) in connection with the enforcement of this Agreement and each of the Exhibits to this Agreement. In addition, Borrowers will pay (or, if appropriate, reimburse the Lender for) on demand any and all documentary stamp, intangible and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement, and each of the Exhibits to this Agreement, and will indemnify the Lender and hold it harmless from and against any and all liabilities (including penalties and interest) with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         9.2 NOTICES.

                  (a) All notices, requests, approvals, consents and other communications provided for under this Agreement (collectively, a "NOTICE") will be in writing, will be addressed to the intended recipient at the address of such party set forth below, and will be either delivered to such party by nationally recognized overnight delivery service (such as Federal Express or Emery Air Freight), by hand delivery, by facsimile or by mailing to such party by certified mail, return receipt requested, postage prepaid. Any party hereto may at any time and from time to time by notice given as herein provided change the address to which future notices to such party are to be given.

                  (b) Any party hereto giving a notice to any other party pursuant to this Section will simultaneously give a true and complete copy of such notice to each of the Persons designated by the intended recipient thereof as set forth below to receive such copies. Each such copy will be addressed to the intended recipient at the address of such Person set forth below and will be given in the same manner provided above for the giving of notices. Any party may at any time and from time to time by notice given as herein provided change the identity or address of the Persons designated to receive such copies or designate additional persons to receive such copies. In no event, however, will the Lender be obligated to give copies of any notice to Borrowers to more than four persons at any time.

                  (c) No notice given by any party hereto will be of any force or effect unless such notice is given in accordance with all of the provisions of this Section.

                  (d) All notices will be deemed to have been given and received
(1) on the date of delivery if delivered before 5:00 p.m. on a business day; if not, on the next business day, (2) if delivered to a nationally recognized overnight courier service, one day after delivery of such notice to such service, (3) if deposited in the United States mail, three (3) days after mailing, or (4) on the date sent by facsimile if sent before 5:00 P.M. on a business day, if not, on the next business day; provided, however, that, when any notice must be given under any provision of this Agreement on or before a certain date or within a certain period or number of days, such notice will be deemed to have been given, solely for such purpose, on the date the same was hand-delivered, delivered to such overnight courier or deposited in the United States mails.

                  (e) Notices will be addressed (subject to the foregoing provisions concerning change of addresses) as follows:

If to TWW:                          Terremark Worldwide, Inc.
                                    2601 South Bayshore Drive, Suite 900
                                    Miami, Florida 33133
                                    Attn:  Jose Gonzalez, Esq.
                                    Fax: (305) 856-8190

If to NAPA:                         NAP of the Americas, Inc.
                                    2601 South Bayshore Drive, Suite 900
                                    Miami, Florida 33133
                                    Attn: Jose Gonzalez, Esq.
                                    Fax: (305) 856-8190

If to the Lender:                   Ocean Bank
                                    780 N.W. 42nd Avenue
                                    Miami, Florida 33126
                                    Attn:  Terry Curry

and to:                             Ocean Bank
                                    780 N.W. 42nd Avenue
                                    Miami, Florida 33126
                                    Attn: Luis Consuegra, General Counsel
and with a copy to:                 Shutts & Bowen LLP
                                    201 South Biscayne Boulevard
                                    1500 Miami Center
                                    Miami, Florida   33131
                                    Attn: C. Richard Morgan, Esq.

         9.3 BROKERAGE OR SIMILAR FEES. The Borrowers will pay all brokerage commissions or similar fees due and payable in connection with the transactions contemplated by this Agreement and will indemnify the Lender from the claims of any Persons asserting a claim for such fees. The Lender and the Borrowers represent to one another that they know of no one entitled to such fees.

         9.4 JURISDICTION. Each Borrower hereby irrevocably agrees that any action or proceeding relating hereto or any other document relating to this Agreement that is brought by such Borrower will be tried by the courts of the State of Florida sitting in Miami-Dade County, Florida or the United States district courts sitting in such county. Each Borrower hereby irrevocably submits, in any such action or proceeding that is brought by the Lender, to the non-exclusive jurisdiction of each such court, irrevocably waives the defense of an inconvenient forum with respect to any such action or proceeding, and agrees that service of process in any such action or proceeding may be made upon each Borrower by mailing a copy thereof to such Borrower at such Borrower's address set forth in Section 9.2 (as well as by any other lawful method). Each Borrower hereby irrevocably appoints Brian Goodkind, Esq., whose address is 2601 South Bayshore Drive, Coconut Grove, Florida 33133 as his or its agent to receive service of process in any such action or proceeding on such Borrower's behalf. Service of process on one Borrower in any such action or proceeding will constitute service on all other Borrowers, and each Borrower irrevocably appoints each other Borrower as its agent to accept service of process on it in any such action or proceeding.

         9.5 CONFIDENTIALITY. The Borrowers may have furnished and may in the future furnish to the Lender certain information concerning Borrowers which Borrowers have or will have advised the Lender in writing is non-public, proprietary or confidential in nature ("CONFIDENTIAL INFORMATION"). The Lender confirms to Borrowers that it is the Lender's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit and which is identified to it as confidential, and that it will protect the confidentiality of Confidential Information submitted to it with respect to Borrowers under this Agreement; provided, however, that (i) nothing contained herein will prevent the Lender or any assignee from disclosing Confidential Information: (1) to its affiliates and their respective directors, officers and employees and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this Section; (2) under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over it or its operations or to or under the authority of any court deemed by it to be competent jurisdiction; and (3) to any actual or potential assignee of or participant in the Lender's or such assignee's rights and obligations under this Agreement, to the extent such actual or potential assignee or participant has agreed to maintain such information in confidence on the basis set forth in this section; and (ii) the terms of this section will be inapplicable to any information furnished to it which is in its possession prior to the delivery to it of such information by Borrower, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of the Lender's failure or any prospective participant's or assignee's failure to abide hereby), or which was not non-public, proprietary or confidential when Borrower delivered it to the Lender or any assignee.

         9.6 FURTHER ASSURANCES; POWER OF ATTORNEY. Each Borrower will, upon request of the Lender, execute and deliver such further documents and do such further acts as the Lender may reasonably request in order to fully effectuate the purposes of this Agreement. Each Borrower hereby irrevocably appoints the Lender as its true and lawful attorney-in-fact (such appointment being coupled with an interest) with full power (in the name of such Borrower or otherwise) to execute and deliver such documents and do such acts as the Lender may reasonably deem necessary in order to fully effectuate the purposes of this Agreement.

         9.7 MISCELLANEOUS. The invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any other provision hereof. If any provision hereof is capable of more than one interpretation, it will be interpreted, if possible, so as to render it enforceable. In order to be effective, any addition hereto or any modification or waiver of any provision or provisions hereof must be expressly consented to by the Lender in writing. "HEREOF", "HEREUNDER", "HEREIN" and words of similar import refer to this Agreement as a whole and not just the paragraph in which they appear. No delay or omission by the Lender in exercising any right or remedy hereunder will operate as a waiver thereof or of any other right or remedy, nor will any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or remedy. The Lender may grant or deny any approval or consent contemplated hereby in its sole and absolute discretion; whenever used herein, the phrase "ACCEPTABLE TO THE LENDER" or "SATISFACTORY TO THE LENDER" means "ACCEPTABLE AND SATISFACTORY TO THE LENDER IN ITS SOLE AND ABSOLUTE DISCRETION" and "IN THE LENDER'S DISCRETION" or " THE LENDER'S SOLE DISCRETION" means "IN THE LENDER'S SOLE AND ABSOLUTE DISCRETION"; and, to be enforceable against the Lender, any consent or approval by the Lender must be in writing.

         9.8 CONSTRUCTION OF THIS AGREEMENT.

                  (a) Borrowers and the Lender agree and acknowledge that each of them, together with their respective legal counsel, have contributed substantially to the preparation and negotiation of the terms of this Agreement and each of the Exhibits to this Agreements, and, as such, this Agreement and each of the Exhibits to this Agreement will not be interpreted more favorably against one party than the other solely upon the basis of which party actually drafted this Agreement and each of the Exhibits to this Agreement.

                  (b) This Agreement and each of the Exhibits to this Agreement are to be read in pari materia, and will be construed in such a manner as to afford the greatest possible protection and benefit for the Lender.

         9.9 PARTIES IN INTEREST. All representations, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

         9.10 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon the Lender will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by the Lender of any one remedy will not preclude the exercise of any other remedy. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Borrowers in accordance with their specific terms or were otherwise breached. The parties accordingly agree that then Lender will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court having jurisdiction, this being in addition to any other remedy that the Lender is entitled to at law or in equity.

         9.11 ENTIRE AGREEMENT. This Agreement and the Exhibits to this Agreement constitute the sole and entire agreement of the parties with respect to the subject matter hereof. All Exhibits and schedules hereto are hereby incorporated herein by reference.

         9.12 COUNTERPARTS. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

         9.13 AMENDMENTS AND WAIVERS. This Agreement may be amended or modified, and provisions hereof may be waived, with the written consent of each of the parties. Any such amendment, modification or waiver will be binding on all parties, including those not signing such amendment, modification or waiver, and such consent may be given or withheld for any reason or for no reason.

         9.14 GOVERNING LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT WOULD GIVE EFFECT TO THE LAWS OF ANOTHER JURISDICTION.

         9.15 WAIVER OF JURY TRIAL. THE LENDER AND BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING ANY COUNTERCLAIM) BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY EXHIBT TO THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDER ENTER INTO THIS AGREEMENT.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.
                                     TERREMARK:
                                     TERREMARK WORLDWIDE, INC.



                                     By:
                                        --------------------------------------
                                     Name:
                                     Title:

                                     NAPA:

                                     NAP OF THE AMERICAS, INC.



                                     By:
                                        --------------------------------------
                                     Name:
                                     Title:

                                     THE LENDER:

                                     OCEAN BANK



                                     By:
                                        --------------------------------------
                                     Name:
                                     Title:

                                    EXHIBIT A


                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                           DATED AS OF APRIL 30, 2003


         THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT ("AGREEMENT") is entered into as of the date set forth above (the "DATE HEREOF") by and among NAP OF THE AMERICAS, INC., a Florida corporation ("NAPA"), and TERREMARK WORLDWIDE, INC., a Delaware corporation ("TWW") (each a "BORROWER", and collectively, "BORROWERS"), and OCEAN BANK, a Florida-chartered bank ("BANK").

                                    RECITALS

         A. NAPA, TWW and Bank entered into that certain Amended and Restated Credit Agreement dated as of September 5, 2001 (the "FIRST AMENDED AND RESTATED CREDIT AGREEMENT") pursuant to which Bank agreed to make, and Borrower agreed to accept, a loan (the "LOAN") in the maximum principal amount of $48,000,000, subject to the terms and conditions of the First Amended and Restated Credit Agreement.

         B. The Loan is evidenced by, INTER ALIA, a Promissory Note dated September 5, 2001 in the original principal amount of $48,000,000 from Borrowers in favor of Bank (the "FIRST NOTE").

         C. On or about August 7, 2002, Borrowers and Bank executed and delivered that certain Modification of Note and Other Loan Documents (the "FIRST NOTE MODIFICATION") pursuant to which certain terms and conditions of the First Amended and Restated Credit Agreement and the First Note were modified.

         D. Borrowers have requested that certain terms and conditions of the Loan be further modified and that the outstanding principal balance of the Loan be reduced by the amount of $15,000,000 through the conversion of $15,000,000 of the outstanding principal balance of the Loan into equity in TWW.

         E. Bank agrees to modify the terms and conditions of the Loan as set forth in this Agreement and agrees to convert $15,000,000 of the outstanding principal balance of the Loan into equity in TWW on the terms and conditions set forth in that certain Debt Conversion Agreement of even date herewith by and among NAPA, TWW and Bank (the "DEBT CONVERSION AGREEMENT"), and Borrowers accept the modification of the terms and conditions of the Loan as set forth in this Agreement and the reduction of $15,000,000 of the outstanding principal balance of the Loan through the conversion of such amount into equity in TWW on the terms and conditions set forth in the Debt Conversion Agreement.


         In consideration of the foregoing premises and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrowers and Bank hereby agree as follows:

         1. LOAN. Giving effect to the provisions of the Debt Conversion Agreement, the outstanding principal balance of the Loan as of the date hereof is Twenty-Eight Million Nine Hundred Seventy-Four Thousand Five Hundred Fifty-Two and 64/100 Dollars ($28,974,552.64). Simultaneously with the execution of this Agreement, Borrowers have paid to Bank interest accrued under the First
Note in the amount of $1,603,238.90, which payment pays accrued and unpaid interest under the First Note to and including April 29, 2003.

         2. NOTE. From and after the date hereof, the Loan shall be evidenced by, INTER ALIA, a Renewal Promissory Note of even date herewith in the original principal amount of $28,974,552.64 (the "RENEWAL NOTE"), which is given in renewal of and substitution for, and which amends and restates, the First Note, as modified by the First Note Modification, in its entirety. The Loan shall bear interest and shall be payable as specified in the Renewal Note. The Loan may be repaid in full or in part in accordance with the Renewal Note without premium or penalty. Amounts repaid on the Loan may not be reborrowed. Borrowers acknowledge that the outstanding principal balance of the First Note constitutes advances of Loan proceeds made by Bank to Borrowers and that Bank has no obligation to Borrowers to make any additional Advances to Borrowers.

         3. LOAN TERM. The Loan shall mature on April 30, 2006, unless accelerated in accordance with the provisions of the Renewal Note or the other Loan Documents.

         4. GUARANTORS.

         (a) The full payment and performance of the Loan and of all obligations at any time owed by Borrowers to Bank under this Agreement, the Renewal Note and the other Loan Documents (as hereinafter defined) shall continue to be unconditionally guaranteed, jointly and severally, by Manuel D. Medina ("MEDINA") and all subsidiaries of TWW (collectively, the "SUBSIDIARIES"; Medina and the Subsidiaries collectively, "GUARANTORS"), other than NAPA which continuous a co-borrower under the Loan.

         (b) Borrowers represent and warrant to Bank that, as of the date hereof, NAPA, Coloconnection and the following entities constitute all of the Subsidiaries which have material assets:

                  (i) Coloconnection, Inc., a Florida corporation
("COLOCONNECTION");

                  (ii) TECOTA Services Corp., a Delaware corporation ("TECOTA SERVICES");

                  (iii) Terremark Development, Inc., a dissolved Florida corporation ("TERREMARK DEVELOPMENT");

                  (iv) Terremark Financial Services, Inc., a Florida corporation ("TERREMARK FINANCIAL");

                  (v) Terremark Fortune House #1, Inc., a Florida corporation ("TERREMARK FORTUNE HOUSE #1");

                  (vi) Terremark Fortune House #1, Ltd. ("TERREMARK FORTUNE HOUSE PARTNERSHIP"), a dissolved Florida limited partnership;

                  (vii) Terremark Latin America, Inc., a Florida corporation ("TERREMARK LATIN AMERICA");

                  (viii) Terremark Management Services, Inc., a Florida corporation ("TERREMARK MANAGEMENT");

                  (ix) Terremark Northeast, Inc., a dissolved New York corporation ("TERREMARK NORTHEAST");

                  (x) Terremark Realty, Inc., a Florida corporation ("TERREMARK REALTY");

                  (xi) Terremark Technology Contractors, Inc., a Florida corporation ("TERREMARK TECHNOLOGY CONTRACTORS");

                  (xii) Terremark Trademark Holdings, Inc., a Nevada corporation ("TERREMARK HOLDINGS");

                  (xiii) TerreNAP Data Centers, Inc., a Florida corporation ("TERRENAP DATA"); and

                  (xiv) TerreNAP Services, Inc., a Florida corporation ("TERRENAP SERVICES").

         (c) Upon any entity (other than a Borrower) becoming wholly owned (or virtually wholly owned) by any Borrower, Borrowers shall notify Bank of that fact and shall cause such entity to execute and deliver whatever documents Bank requires to make that entity a Guarantor under this Agreement.

         5. SECURITY. The Loan and all obligations at any time owed by Borrowers to Bank under this Agreement, the Renewal Note and the Loan Documents shall continue to be secured at all times by the following and the proceeds thereof (collectively, the "COLLATERAL"):

         (a) Pursuant to, INTER ALIA, that certain Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing dated September 5, 2001 from NAPA to Bank, recorded in Official Records Book 19890, Page 695, Public Records of Miami-Dade County, Florida, as modified by that certain Modification of Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing and of Assignment of Leases and Rents and Security Deposits dated August 7, 2002, recorded in Official Records Book 20591, Page 1313, Public Records of Miami-Dade County, Florida, as further modified by that certain Second Modification of Leasehold Mortgage, Security Agreement, Assignment of Rents and Leases and Fixture Filing and of Assignment of Leases and Rents and Security Deposits of even date herewith, to be recorded in the Public Records of Miami-Dade County, Florida (collectively, the "MORTGAGE"), a perfected first mortgage and first security interest in all right, title and interest of NAPA in, to and under the following (in each case whether now owned or hereafter acquired and whether now existing or hereafter arising):

                  (i) that certain Lease Agreement dated as of October 16, 2000, by and between Technology Center of the Americas, LLC, a Delaware limited liability company ("TECHNOLOGY CENTER"), as landlord, and NAPA, as tenant, together with the Basic Lease Information Rider thereto, and all amendments thereto, (collectively, the "NAPA LEASE"), which Lease grants and includes, inter alia: (1) the right to use and occupy the entire second floor, containing approximately 149,184 square feet of leaseable area, of the building having an address of 50 N.E. 9th Street, Miami, Florida and located on the real property described in EXHIBIT "A", attached hereto and incorporated herein by this reference (collectively, the "PROPERTY"); (2) the right to use and occupy certain portions of the roof of the Property, identified in the NAPA Lease as Tenant's Equipment Area, for the placement of certain equipment and other personal property of NAPA; (3) the right to install lines, conduits and connections from Technology Center's main fiber duct bank on the ground level of the Property to the second floor of the Property and to Tenant's Equipment Area;
(4) the right to use riser and chaseway space within the Property in connection with Tenant's operations as permitted by the provisions of the NAPA Lease; and
(5) such other rights as are granted to NAPA under or pursuant to the NAPA Lease (collectively, the "LEASED PREMISES");

                  (ii) all furniture, fixtures, furnishings and equipment and other tangible personal property located on or within, or connected with, the Leased Premises;

                  (iii) all other tangible and intangible personal property (including, without limitation, inventory, accounts, documents, chattel paper, contracts and contract rights, instruments, certificates of deposit, letters of credit, equipment and equipment leases, software licenses and enhancements thereof, intellectual property and intellectual property rights, trade names, trade marks, service marks, and general intangibles) pertaining or related to or connected with the Property, the Leased Premises and the NAPA Lease (the foregoing being collectively referred to herein as the "NAPA FACILITY"), and all other tangible and intangible personal property of NAPA of any kind or nature whatsoever, wherever located, whether now owned or hereafter acquired; and

                  (iv) all other collateral referenced or described in the Mortgage and the other Loan Documents;

         (b) Pursuant to, INTER ALIA, that certain Stock Pledge and Security Agreement dated September 5, 2001 from TerreNAP Data, as the owner of all of the outstanding shares of stock issued by NAPA and Terremark Latin America, to Bank (the "TERRENAP DATA PLEDGE AGREEMENT"), a perfected first lien on and first security interest in all shares of stock now or hereafter issued by each of NAPA and Terremark Latin America;

         (c) Pursuant to, INTER ALIA, that certain Stock Pledge and Security Agreement dated September 5, 2001 from TWW, as the owner of all of the outstanding shares of stock issued by TerreNAP Data, TECOTA Services, Terremark Trademark, and TerreNAP Services to Bank (the "TWW PLEDGE AGREEMENT"), a perfected first lien on and first security interest in all shares of stock now or hereafter issued by each of TerreNAP Data, TECOTA Services, Terremark Trademark, and TerreNAP Services;

         (d) Pursuant to, INTER ALIA, that certain Stock Pledge and Security Agreement dated the date hereof from TWW, as the owner of all of the outstanding shares of stock issued by Coloconnection (the "COLOCONNECTION PLEDGE Agreement"), a perfected first lien on and first security interest in all shares of stock now or hereafter issued by Coloconnection;

         (e) Pursuant to, INTER ALIA, that certain Stock Pledge and Security Agreement dated September 5, 2001 from TerreNAP Services, as the owner of all of the outstanding shares of Terremark Technology Contractors, Terremark Realty, Terremark Financial, Terremark Northeast, Terremark Development, Terremark Management and Terremark Fortune House #1 (the "TERRENAP SERVICES PLEDGE AGREEMENT"), a perfected first lien on and first security interest in all shares of stock now or hereafter issued by each of Terremark Technology Contractors, Terremark Realty, Terremark Financial, Terremark Northeast, Terremark Development, Terremark Management and Terremark Fortune House #1;

         (f) Pursuant to, INTER ALIA, that certain Pledge and Security Agreement dated September 5, 2001 from TerreNAP Services and Terremark Fortune House #1, as owner of all of the outstanding partnership interests in Terremark Fortune House Partnership, to Bank (the "PARTNERSHIP PLEDGE AGREEMENT"), a perfected first lien on and security interest in all partnership interests now or hereafter issued by Terremark Fortune House Partnership;

         (g) Pursuant to that certain Assignment of Life Insurance Policy as Collateral dated September 5, 2001 from TWW in favor of Bank, (the "ASSIGNMENT OF $15,000,000 LIFE INSURANCE POLICY"), a pledge and collateral assignment of a life insurance policy in the amount of $15,000,000 owned by TWW, insuring the life of Medina (the "$15,000,000 LIFE INSURANCE POLICY"). Borrowers and Guarantors acknowledge and agree that upon the death of Medina, the proceeds of the $15,000,000 Life Insurance Policy shall be automatically applied to the outstanding principal, accrued and unpaid interest and other sums owing with respect to the Loan, in such order of priority as Lender may elect in its sole discretion, regardless of whether any default or Event of Default exists under the Loan Documents and regardless of whether such sums would otherwise be due and payable under the Loan Documents. Notwithstanding the application of such proceeds, Borrowers shall continue to be obligated to make payments of principal and interest strictly in accordance with the terms of the Loan Documents;

         (h) Pursuant to: (i) that certain Assignment of Life Insurance Policy as Collateral dated September 5, 2001 (the "ASSIGNMENT OF $5,000,000 LIFE INSURANCE POLICY"), a pledge and collateral assignment of a life insurance policy in the amount of $5,000,000 owned by TWW (the "$5,000,000 LIFE INSURANCE POLICY") and (ii) that certain Assignment of Life Insurance Policy or Collateral dated September 5, 2001 (the "ASSIGNMENT OF $2,000,000 LIFE INSURANCE POLICY") a pledge and collateral assignment of a life insurance policy in the amount of $2,000,000 owned by Terremark Development (the "$2,000,000 LIFE INSURANCE POLICY"), both insuring the life of Medina. The entire $5,000,000 Life Insurance Policy and the $2,000,000 Life Insurance Policy shall be pledged as collateral for: (i) that certain loan from Bank to Communications Investors Group, a Florida general partnership, evidenced by that certain Promissory Note dated March 16, 1999 in the original principal amount of $4,000,000 (the "CIG LOAN");
(ii) a line of credit from Bank to Medina evidenced by that certain Revolving

Promissory Note dated in March 2000 in the original principal amount of $7,500,000 (the "MEDINA LINE OF CREDIT"); and (iii) the Loan. Bank, Borrowers and Guarantors acknowledge and agree that upon the death of Medina, the proceeds of the $5,000,000 Life Insurance Policy and the $2,000,000 Life Insurance
Policy: (i) shall be applied to the outstanding principal, accrued and unpaid interest and other sums owing with respect to the CIG Loan and the Medina Line of Credit, in such order of priority as Lender may elect in its sole discretion, regardless of whether any default or Event of Default exists under the applicable loan documents with respect thereto, and regardless of whether such sums would otherwise be then due and payable under such loan documents, and (ii) upon full payment of all such sums, shall be automatically applied to the outstanding principal, accrued and unpaid interest and other sums owing with respect to the Loan, in such order of priority as Lender may elect in its sole discretion, regardless of whether any default or Event of Default exists under the Loan Documents and regardless of whether such sums would otherwise be then due and payable under the Loan Documents. Notwithstanding the application of such proceeds, Borrowers shall continue to be obligated to make payments of principal and/or interest strictly in accordance with the terms of the Loan Documents;

         (i) Assignments of all construction contracts, architect's agreements and subcontracts and all other rights and interests of NAPA pertaining to the buildout, furnishing and equipping of the Leased Premises and the NAPA Facility (collectively, the "THIRD PARTY ASSIGNMENTS"), including, but not limited to, the following:

                  (i) an Assignment of Construction Contract dated September 5, 2001 with respect to that certain Agreement dated March 29, 2001 (the "CONSTRUCTION CONTRACT") between NAPA and Terremark Technology Contractors, together with a consent thereto executed by Terremark Technology Contractors pursuant to which Terremark Technology Contractors agrees, inter alia, to: (1) assign to Bank, as additional collateral for the Loan, all of its rights under the Construction Contract, including rights to payment and lien rights; (2) not to accept any payments for work heretofore or hereafter furnished; and (3) fully subordinate to the lien of the Mortgage and other Loan Documents any and all of its lien rights under the Construction Contract;

                  (ii) an Assignment of Architect's Agreement dated September 5, 2001 with respect to that certain Agreement dated January 3, 2001 (the "ARCHITECT'S AGREEMENT") between NAPA and Bermello, Ajamil & Partners, Inc. (the "ARCHITECT"), together with a consent thereto executed by the Architect (the "ARCHITECT'S CONSENT"), pursuant to which the Architect agrees, inter alia: (1) to fully subordinate to the lien of the Mortgage and other Loan Documents any and all of its lien rights under the Architect's Agreement; (2) to permit Bank the unrestricted right to use the plans and specifications prepared by the Architect, but solely in connection with the Leased Premises and/or the NAPA Facility, (3) that the list of Architect's subcontractors attached to the Architect's Consent, and the amounts due or to become due to each of them, is true, correct and complete in all respects;

                  (iii) assignments of NAPA's rights, title and interest in, to and under any and all agreements related to work performed on the Leased Premises or otherwise upon the NAPA Facility by any other parties, including, but not limited to, Cupertino Electric, Inc. ("CUPERTINO"), Kinetics Systems, Inc. ("KINETICS") and Telcordia Technologies, Inc. ("TELCORDIA");

         (j) Pursuant to that certain Amended and Restated Security Agreement dated as September 5, 2001 from TWW, NAPA and the Guarantors and Coloconnection, other than Medina, a perfected first priority lien upon and security interest in all tangible and intangible personal property of each Guarantor, other than Medina and Coloconnection, and of TWW and NAPA, whether now existing or hereafter acquired;

         (k) Pursuant to that certain Security Agreement dated as of the date hereof from Coloconnection, a perfected first lien upon and security interest on all tangible and intangible personal property of Coloconnection, whether now existing or hereafter acquired;

         (l) Pursuant to, INTER ALIA, that certain Security Agreement dated September 5, 2001 from NAPA and Terremark in favor of Bank, a perfected first lien on and security interest in that certain deposit account with Bank evidenced by that certain Time Certificate of Deposit No. 010144611828 on account of TWW in the amount of $750,000.00 (the "LC DEPOSIT ACCOUNT"), which LC Deposit Account secures the reimbursement obligations of Borrowers and Coloconnection and with respect to Letter of Credit No. SB921004, issued by Bank in the amount of $750,000, with Coloconnection, as applicant, and Rainbow Property Management, LLC, as beneficiary, expiring September 29, 2002 and automatically renewable each year thereafter until September 29, 2010 (the "COLOCONNECTION LC"). Borrowers continue to absolutely and unconditionally guarantee the full and timely payment and performance by Coloconnection of its reimbursement obligations under and with respect to the Coloconnection LC. Borrowers further agree (x) to execute such additional documents as the Bank may require from time to time to evidence, secure or perfect the Bank's first lien on and security interest in the LC Deposit Account and (y) that the Borrowers are and shall continue to be liable to Bank for the full amount payable under the reimbursement agreements for Coloconnection LC, notwithstanding any release by Bank of Coloconnection with respect to its reimbursement obligation under the Coloconnection LC; and

         (m) Pursuant to that certain Security Agreement from NAPA and Terremark in favor of Bank of even date herewith (the "INTEREST RESERVE SECURITY AGREEMENT"), a first lien on and security interest in that certain deposit account with Bank under Account No. 010156896520 on account of TWW and NAPA in the amount of $896,761.10 (the "INTEREST RESERVE DEPOSIT ACCOUNT"), which shall be governed by the terms and conditions of Section 6 below.

         6. INTEREST RESERVE DEPOSIT ACCOUNT. Pursuant to the Interest Reserve Security Agreement, Borrowers have granted a first lien on and security interest in the Interest Reserve Deposit Account in favor of Bank. The funds in the Interest Reserve Deposit Account from time to time, including any interest earned thereon, shall be disbursed from time to time by Bank to pay interest payments as they come due under the Loan, subject to the following terms and conditions:

         (a) Bank shall, and is hereby authorized, to withdraw funds from the Interest Reserve Deposit Account to pay, on behalf of Borrowers, interest payments as they become due and payable under the Renewal Note, without prior notice from, request from, or further authorization from Borrowers, provided, that Bank shall have no obligation to withdraw funds from the Interest Reserve Deposit Account to pay interest payments as they become due and payable under the Renewal Note in the event that: (i) Bank determines, in its sole discretion, that the remaining funds in the Interest Reserve Deposit Account are insufficient to pay in full the then due and payable interest installment or the remaining balance thereof if Borrowers timely pay a portion of an interest installment from Borrowers' own funds (ii) Bank is prohibited pursuant to any legal proceeding or action by any governmental entity from withdrawing funds from the Interest Reserve Deposit Account.

         (b) From and after the occurrence of an Event of Default which remains uncured, Bank shall have the right, but not the obligation, to continue to withdraw funds from the Interest Reserve Deposit Account to pay interest payments as they become due and payable under the Renewal Note, before acceleration of the maturity date of the Renewal Note or to apply all funds in the Interest Reserve Deposit Account to: (i) the outstanding principal balance of the Loan, (ii) accrued and unpaid interest and (iii) any other unpaid sums owing to Bank under the Loan Documents, in such order as Bank may elect.

         (c) Establishment of the Interest Reserve Deposit Account shall in no way relieve Borrowers of the obligation to pay interest owing under the Renewal Note.

         (d) The Interest Reserve Deposit Account shall be "blocked" and Borrowers shall have no right to withdraw funds from the Interest Reserve Deposit Account without the prior written consent of Bank.

         7. REPRESENTATIONS AND WARRANTIES.

         Each Borrower represents and warrants (and as long as this Agreement is in effect or any indebtedness of a Borrower to Bank remains outstanding, shall be deemed continuously to represent and warrant) to Bank as follows:

         (a) Such Borrower is a corporation, duly formed, validly existing and in good standing under the laws of the State specified at the head of this Agreement.

         (b) The execution, delivery and performance by such Borrower of the Loan Documents to which it is a party are within such Borrower's powers, have been duly authorized by all necessary corporate or other action and do not contravene (i) such Borrower's articles or incorporation or bylaws, or (ii) law or any contractual restriction binding on or affecting such Borrower.

         (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of any Loan Document to which it is or will be a party.

         (d) This Agreement is, and each other Loan Document to which such Borrower is to be a party will be, legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their terms.

         (e) The financial statements furnished Bank in connection with this Agreement fairly represent the financial condition of such Borrower as of the date thereof and the results of the operations of such Borrower for the period ended on such date, all in accordance with GAAP; and since that date there has been no material, adverse change in such condition or operations. Other than as indicated by those financial statements, such Borrower has no direct or contingent obligations or liabilities which would be material to its financial position or condition.

         (f) There is no pending or threatened action or proceeding affecting such Borrower before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of such Borrower.

         (g) Such Borrower has not previously operated under another name or a trade name, other than AmTec, Inc.

         (h) Except as otherwise specifically provided herein, Bank has a perfected first lien on and security interest in the Collateral.

         (i) Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of the Loan have been used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         (j) Such Borrower has not engaged in any activity that is illegal.

         (k) A true, correct and complete list of all existing material service contracts (including any contracts for the provision of security services) pertaining to or affecting the Leased Premises as of the date hereof (the "EXISTING SERVICE CONTRACTS") is set forth in EXHIBIT "B", attached hereto and incorporated herein by this reference. The Existing Service Contracts are in full force and effect and have not been modified except as may be set forth in EXHIBIT "B". There are no existing defaults under the Existing Service Contracts, and there have been no payments of any sums due thereunder made more than thirty (30) in advance days of any due date thereunder.

         (l) A true, correct and complete list of all existing material software license agreements pertaining to or affecting the Leased Premises as of the date hereof (the "EXISTING SOFTWARE LICENSES") is set forth in EXHIBIT "C", attached hereto and incorporated herein by this reference (to be provided by Borrowers within five (5) business days from the date hereof). The Existing Software Licenses are in full force and effect and have not been modified except as may be set forth in EXHIBIT "C". There are no existing defaults under the Existing Software Licenses, and there have been no payments of any sums due thereunder made more than thirty (30) days in advance of any due date thereunder.

         (m) A true, correct and complete list of all Equipment Leases (as defined in the Mortgage) pertaining to or affecting the Leased Premises as of the date hereof (the "EXISTING EQUIPMENT LEASES"), including the amounts of the periodic payments due thereunder, the aggregate amount of payments due thereunder, and the value of the equipment leased thereunder, is set forth in EXHIBIT "D", attached hereto and incorporated herein by this reference. The Existing Equipment Leases are in full force and effect and have not been modified except as may be set forth in Exhibit "D". There are no existing defaults under the Existing Equipment Leases, and there have been no payments of any sums due thereunder made more than thirty (30) days in advance of any due date thereunder.

         (n) NAPA has entered into certain colocation agreements consisting of Permanent Service Orders and Service Orders (the "COLOCATION AGREEMENTS'), all of which incorporate by reference the terms of the form of TerreNAP Data Center Exchange Point and Colocation Agreement (the "MASTER AGREEMENT") provided to Bank. A true, correct and complete copy of the Master Agreement has previously been provided to Bank. A true, correct and complete list of all Colocation Agreements and the parties thereto as of the date hereof (the "EXISTING COLOCATION AGREEMENTS") is set forth in EXHIBIT "E", attached hereto and incorporated herein by this reference. The Existing Colocation Agreements are in full force and effect and have not been modified except as may be set forth in EXHIBIT "E". There are no existing material defaults under the Existing Colocation Agreements except as set forth in EXHIBIT "E", and there have been no payments of any sums due thereunder made more than thirty (30) days in advance of any due date thereunder.

         (o) Although there exists a term sheet between TWW and the NAP of the Americas, LLC, a true, correct and complete copy of which has been furnished to Bank and its counsel, neither Borrower has entered into any binding agreement with such entity.

         (p) A true, correct and complete copy of that certain District Cooling Service Agreement dated December 1, 2000 between FPL Thermal Systems, Inc. and NAPA (the "FPL AGREEMENT") has previously been provided to Bank. The FPL Agreement is in full force and effect and has not been modified. There are no existing defaults under the FPL Agreement.

         (q) That certain Exclusive Leasing Agreement dated February 23, 2001 among TECOTA Services, T-Rex Technology Centers, LLC and T-Rex Brokerage, LLC has been duly terminated and is of no further force or effect. There are no other existing management, leasing, brokerage or development agreements with respect to the Property or the Leased Premises except those referenced in the Resignation Letter.

         (r) TerreNAP Data owns all of the issued and outstanding shares of stock issued by NAPA and Terremark Latin America, consisting of 5,100 shares of common stock, in the case of NAPA, and 5,100 shares of common stock, in the case of Terremark Latin America. Without Bank's prior written consent in its sole and absolute discretion, no additional shares of, or interests, options, warrants or similar grants in, NAPA and Terremark Latin America shall be issued, given, granted or made.

         (s) TWW owns all of the issued and outstanding shares of stock issued by TerreNAP Data, TECOTA Services, Terremark Trademark and TerreNAP Services, consisting of 10,000 shares of common stock in the case of TerreNAP Data, 1,000 shares of common stock in the case of TECOTA Services, 10,000 shares of common stock in the case of Terremark Trademark and 51,000 shares of common stock in the case of TerreNAP Services. Without Bank's prior written consent in its sole and absolute discretion, Borrowers shall not permit or suffer any additional shares of, or interests, options, warrants or similar grants in, TerreNAP Data, TECOTA Services, Terremark Trademark and TerreNAP Services to be issued, given, granted or made.

         (t) TWW owns all of the issued and outstanding shares of stock issued by Coloconnection, consisting of 5,000 shares of common stock. Without Bank's prior written consent in its sole and absolute discretion, Borrowers shall not permit or suffer any additional shares of, or interest, options, warrants or similar grants in, Coloconnection to be issued, given, granted or made.

         (u) TerreNAP Services owns all of the issued and outstanding shares of stock issued by Terremark Technology Contractors, Terremark Realty, Terremark Financial, Terremark Northeast, Terremark Development, Terremark Management and Terremark Fortune House #1, consisting of 50,000 shares of common stock, in the case of Terremark Technology Contractors, 50,000 shares of common stock in the case of Terremark Realty, 100 shares of common stock in the case of Terremark Financial, 5,100 shares of common stock in the case of Terremark Northeast, 50,000 shares of common stock in the case of Terremark Development, 50,000 shares of common stock in the case of Terremark Management and 100 shares of common stock in the case of Fortune House #1. Without Bank's prior written consent in its sole and absolute discretion, no additional shares of, or interest, options, warrants or similar grants in, Terremark Technology Contractors, Terremark Realty, Terremark Financial, Terremark Northeast, Terremark Development, Terremark Management or Terremark Fortune House #1 shall be issued, given, granted or made.

         (v) TerreNAP and Terremark Fortune House #1 own all of the partnership interests of Terremark Fortune House Partnership. Without Bank's prior written consent in its sole and absolute discretion, Borrowers shall not permit or suffer any additional partnership interest or other interest in Terremark Fortune House Partnership to be issued, given, granted or made.

         (w) The chief executive offices (as such term is used in Article 9 of the Uniform Commercial Code in effect in the State of Florida as of the date hereof) of each Borrower and each Guarantor are located at 2601 South Bayshore Drive, Suite 900, Miami, Florida 33133 as of the date hereof, and such chief executive offices shall not be changed to any location outside the State of Florida without prior written notice to Bank.

         (x) A significant portion of the proceeds of both that certain loan from Bank to Medina evidenced by that certain Promissory Note dated May 29, 2001 in the face amount of $10,000,000 and that certain loan from Bank to TWW, evidenced by that certain Revolving Promissory Note dated September 13, 2000 in the face amount of $5,000,000 were used to capitalize NAPA or pay debts of NAPA.

         (y) Borrowers own and have the unconditional right to use, on a non-exclusive basis, any and all Intellectual Property (as defined in the Mortgage), associated with the design and installation of the NAPA Facility and the operation thereof.

         (z) There is no fact which such Borrower has not disclosed to Bank in writing which materially and adversely affects nor, as far as such Borrower can now foresee, is reasonably likely to prove to materially and adversely affect, the business or financial condition of such Borrower or the ability of such Borrower to perform any Loan Document.

         (aa) Borrowers have used all Loan proceeds advanced by Bank prior to the date hereof for the purposes set forth in Section 8 of the First Amended and Restated Credit Agreement.

         (bb) No work has been performed or materials supplied within the ninety
(90) day period prior to the date hereof for the improvement of the Property for which payment has not been made in full, no party has a right to file a claim of lien with respect to any portion of the Property and no portion of the Property is encumbered by a claim of lien or construction lien as of the date hereof.

         8. GENERAL COVENANTS. At all times while this Agreement is in effect or any indebtedness of a Borrower to Bank remains unpaid, each Borrower and Guarantor (other than Medina, but without releasing, waiving, limiting or impairing any other obligation of Medina under his Guaranty) shall, unless Bank otherwise consents in writing:

         (a) Comply in all material respects with all applicable laws, rules, regulations and orders, and pay, before they become delinquent, all taxes, assessments and governmental charges imposed upon it or upon any of its property.

         (b) Not directly or indirectly engage in any business other than those in which it is presently engaged, discontinue any of its existing lines of business or substantially alter its method of doing business.

         (c) Maintain and preserve all of its properties necessary or useful in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted.

         (d) Keep proper books of record and account in which full and correct entries will be made of all financial transactions and the assets and business of such Borrower or Guarantor in accordance with GAAP.

         (e) Maintain insurance with responsible and reputable insurance companies in such amounts and covering such risks as are usually carried by persons engaged in similar businesses and owning similar properties in the same general areas in which such Borrower or Guarantor operates, provided that such insurance shall in addition comply with the insurance requirements contained in the Mortgage and other Loan Documents.

         (f) At any reasonable time and from time to time, upon reasonable prior notice from Bank, permit Bank, and any agents or representatives of Bank, to inspect and make audits of any of the Collateral, to examine and make copies of and abstracts from the records and books of account of and visit the properties of, such Borrower or Guarantor, and to discuss the affairs, finances and accounts of such Borrower or Guarantor with any of its officers, subject to the confidentiality provisions of Section 31 hereof.

         (g) Not dissolve, liquidate, merge into or consolidate with any entity, or sell, mortgage, merge, pool, transfer or otherwise dispose of any of its properties except inventory in the ordinary course of its business and obsolete equipment which is replaced with comparable equipment of equal or greater value (if needed in such Borrower's or Guarantor's operations) and in which Bank has a first-priority security interest, provided that any such replacement of equipment shall in addition comply with the requirements contained in the Mortgage and the other Loan Documents.

         (h) Not create, incur or permit to exist any lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement (a "LIEN") upon or with respect to any property or assets of Borrower or Guarantor (other than pursuant to the Loan Documents), and not obtain any secondary financing on the Collateral ("SECONDARY FINANCING") or otherwise encumber the Collateral, without the prior written consent of Bank, which may be withheld in the sole discretion of Bank, except only for such Secondary Financing which is deemed to be "PERMITTED SECONDARY FINANCING" pursuant to Section 9 below, and such Liens which are deemed to be "PERMITTED LIENS" pursuant to Section 9 below.

         (i) Not incur, create or permit to exist, or guarantee or otherwise be or become directly or indirectly liable in respect of, any Indebtedness other than: (i) Indebtedness arising out of this Agreement; (ii) Indebtedness under Permitted Secondary Financing and Permitted Liens; (iii) the Indebtedness under the Existing Equipment Leases and any other Equipment Leases permitted by the provisions of the Mortgage; (iv) liabilities incurred in the ordinary course of business; (v) Indebtedness the proceeds of which are used to pay liabilities which have arisen in the ordinary course of business and to make expenditures in the ordinary course of business; and (vi) in the case of TWW, guarantees of the lease obligations of Coloconnection. As used herein, the term "INDEBTEDNESS" means all indebtedness and obligations for borrowed money or for the deferred purchase price of property or services purchased, all obligations in respect of any letter of credit or acceptance issued or made for such Borrower's or Guarantor's account and all obligations in respect of any capital lease.

         (j) Timely pay and perform all of Borrowers' obligations under the Subordinated Debentures (defined in Section 10 below).

         (k) Not make any dividends or distributions; provided, however, that prior to the occurrence of an Event of Default hereunder or after an Event of Default has been fully cured, any Guarantor or NAPA may make cash distributions or dividends to their respective shareholders or partners.

         (l) Not enter into any agreements for the management of the Property which would have the effect of circumventing the intent of that certain letter dated September 5, 2001 from TECOTA Services to Technology Center of the Americas, LLC ("TECHNOLOGY CENTER") (the "RESIGNATION LETTER") to cause the removal of TECOTA Services and all affiliated parties of Borrowers as manager under the Operating Agreement, Management Agreement and Development Agreement (as such terms are defined therein) and any comparable agreements upon Bank's delivery of the Resignation Letter to Technology Center pursuant to Section 13(c).

         (m) Upon Bank's request at any time and from time to time, execute (and cause any applicable Guarantors to execute) such additional security documents as Bank may request with respect to the Intellectual Property and cooperate with Bank in connection with the filing of any such documents with the U.S. Patent office and any other applicable federal or state offices or agencies in order to perfect security interests in the Intellectual Property.

         (n) Not do anything indirectly that it would be prohibited by this
Section 8 from doing directly.

         9. REPORTING COVENANTS. At all times while this Agreement is in effect or any indebtedness of a Borrower to Bank remains unpaid, each Borrower shall furnish to Bank the following, all in form and substance and with a degree of detail, satisfactory to Bank:

         (a) as soon as available and in any event within forty five (45) days after the end of each quarter of each fiscal year of TWW, a consolidated balance sheet of TWW and the Subsidiaries as of the end of such quarter and consolidated statements of income and retained earnings of TWW and the Subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, each prepared and certified by the chief financial officer of TWW as true and correct;

         (b) as soon as available and in any event no later than ninety (90) days after the end of each fiscal year of TWW and the Subsidiaries, a consolidated balance sheet of TWW and the Subsidiaries as of the end of such fiscal year and consolidated statements of income and retained earnings of TWW and the other Subsidiaries for such fiscal year, all prepared, audited and certified by independent public accountants acceptable to Bank and certified by the chief financial officer of TWW as true and correct;

         (c) as soon as available and in any event no later than ninety (90) days after the end of each calendar year, financial statements of Medina reviewed by independent public accountants acceptable to Bank and certified by Medina as true and correct;

         (d) within ten (10) days after the Bank requests same, accounts receivable and accounts payable agings for Borrowers as of the end of the previous month and a schedule of their inventory as of the end of the previous month;

         (e) notice of any event which has or may have a material adverse effect upon the financial condition of such Borrower or the value or viability of any of the Collateral;

         (f) as soon as possible and in any event within ten (10) days after the commencement thereof or any adverse determination therein, notice of all actions, suits and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality materially affecting such Borrower or any of the Collateral;

         (g) as soon as possible and in any event within ten (10) days after the occurrence of each Event of Default or event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, a statement the chief financial officer of such Borrower setting forth the details of such Event of Default or event and the action which such Borrower proposes to take with respect thereto;

         (h) promptly after the filing or receiving thereof, copies of all reports and notices which such Borrower files under the Employee Retirement Income Security Act of 1974 ("ERISA") with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which such Borrower receives from any of them; and

         (i) within a reasonable time, such other information respecting the condition or operations, financial or otherwise, of such Borrower (including without limitation whatever information is necessary to determine whether such Borrower is in compliance with the covenants in the Loan Documents), Guarantors or any of the Collateral as Bank may from time to time request.

         10. PERMITTED SECONDARY FINANCING AND LIENS.

         (a) Simultaneously with the execution of this Agreement, the following documents have been executed and delivered by the party or parties identified below:

                  (i) those certain 10% Subordinated Convertible Debentures due April 30, 2006 issued by TWW to the investor or investors identified therein of even date herewith in the aggregate principal amount of $15,000,000 (the "INITIAL SUBORDINATED DEBENTURES"),

                  (ii) those certain Subscription Agreements of even date herewith by and between TWW and the investor or investors identified therein (the "INITIAL SUBSCRIPTION AGREEMENTS"),

                  (iii) that certain Collateral Agent Agreement of even date herewith by and among TWW, NAPA and the Bank of New York Trust Company of Florida, NA, a national banking association ("COLLATERAL AGENT") (the "COLLATERAL AGENT AGREEMENT"),

                  (iv) that certain Second Leasehold Mortgage and Security Agreement, Assignment of Leases and Rents and Fixture Filing of even date herewith from NAPA in favor of Collateral Agent, to be recorded in the Public Records of Miami-Dade County, Florida (the "SECOND MORTGAGE"),

                  (v) that certain Second Assignment of Leases and Rents and Security Deposits dated of even date herewith from NAPA in favor of Collateral Agent, to be recorded in the Public Records of Miami-Dade County, Florida (the "SECOND ASSIGNMENT"),

                  (vi) that certain Subordination Agreement of even date herewith by and between Bank and Collateral Agent, with the joinder of Borrowers (the "SUBORDINATION AGREEMENT"), and

                  (vii) UCC-1 Financing Statements from NAPA, as debtor, in favor of Collateral Agent, as secured party (the "SECOND UCC-1 FINANCING STATEMENTS").

         (b) The Initial Subordinated Debentures, the Initial Subscription Agreements, the Collateral Agent Agreement, the Second Mortgage, the Second Assignment, the Second UCC-1 Financing Statements and all other documents now or hereafter existing which evidence or secure the indebtedness evidenced by the Initial Subordinated Debentures and the Additional Subordinated Debentures (defined below) are hereinafter referred to as the "SUBORDINATED DEBENTURE LOAN DOCUMENTS". The Initial Subordinated Debentures and the Additional Subordinated Debentures (defined below) are collectively referred to herein as the "SUBORDINATED DEBENTURES".

         (c) The Second Mortgage and Second Assignment shall deem to be a "PERMITTED LIEN", and the Indebtedness evidenced by the Initial Subordinated Debentures secured thereby, and the indebtedness evidenced by the Additional Subordinated

Debentures (defined below), subject to the provisions of this Section 10, shall be deemed to be "PERMITTED SECONDARY FINANCING".

         (d) From and after the date hereof, TWW may issue additional 10% subordinated debentures due April 30, 2006 to one or more investors in an aggregate principal amount of not more than $10,000,000 (the "ADDITIONAL SUBORDINATED DEBENTURES"), provided, that:

                  (i) No Event of Default then exists and no event or circumstance then exists and is continuing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or the passage of time or both unless proceeds of the Additional Subordinated Debentures are used to cure a monetary Event of Default;

                  (ii) The terms and conditions of the Additional Secured Debentures shall be the same terms and conditions as the Initial Subordinated Debentures, provided, that the rate of interest payable thereunder shall not exceed the rate of interest provided in the Initial Subordinated Debentures, periodic payments of interest shall not be required to be made more frequently than as provided in the Initial Subordinated Debentures, payments of principal shall not be required to be made except at maturity, and the maturity date shall be April 30, 2006.

                  (iii) The Additional Subordinated Debentures may be secured by the lien of the Second Mortgage, the Second Assignment and the Second UCC-1 Financing Statements. Borrowers shall cause Collateral Agent and the holders of the Additional Subordinated Debentures to execute and deliver documents which confirm that the Additional Subordinated Debentures are unconditionally subordinate in all respects and for all purposes to the Bank's lien on the Mortgaged Property and the Bank's rights under the Loan Documents on the same terms and conditions as set forth in the Subordination Agreement.

         (e) Any secondary financing meeting the requirements of this subsection shall be deemed to the "PERMITTED SECONDARY FINANCING" and any liens therefore meeting the requirements of this subsection shall be deemed to be "PERMITTED LIENS". Borrowers shall timely and fully perform all of their covenants and obligations under any Permitted Secondary Financing.

         (f) The cash realized from the issuance of the Initial Convertible Debentures to the amount of $15,000,000 shall be used by Borrowers solely for the following purposes:

                  (i) Payment in cash of accrued interest due Bank under the First Note as set forth in Section 1 of this Agreement;

                  (ii) Deposit with Bank of cash in the amount of $896,761.10 to establish the Interest Reserve Deposit Account in accordance with Section 6 of this Agreement;

                  (iii) Payment of operating expenses (including accrued trade payables) of Borrowers;

                  (iv) Repayment of existing loans to TWW in accordance with EXHIBIT "F" attached hereto;

                  (v) Payments of costs and expenses in connection with the preparation, execution, delivery, filing, recording, administration of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the fees and out-of-pocket expenses of counsel for Bank, with respect thereto and with respect to advising Bank as to its rights and its responsibilities under the Loan Documents, and all costs and expenses, including the reasonable counsel fees and expenses (including those incurred at the appellate level in bankruptcy proceedings) in connection with the enforcement of the Loan Documents or the restructuring or amendment of any of them (whether in connection with the renewal, a workout, or otherwise), any and all documentary stamp, intangible or other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of any of the Loan Documents, and all costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of the Initial Subordinated Debentures and Additional Subordinated Debentures and other documents to be delivered thereunder, including, without limitation, the fees and out-of-pocket expenses of counsel for the Collateral Agent, together with any and all documentary stamp, intangible or other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of any of the Initial Subordinated Debentures or Additional Subordinated Debentures; and

                  (vi) Payment of rent and other sums, including accrued and unpaid rent as if the date hereof, as and when due under the NAPA Lease.

         11. EQUIPMENT LEASES.

         (a) The Existing Equipment Leases shall be Permitted Liens.

         (b) Borrowers shall timely and fully perform all of their covenants and obligations under the Existing Equipment Leases.

         (c) Borrowers covenant and agree to use reasonable efforts to obtain from each lessor under any additional Equipment Leases executed after the date hereof, a written agreement, in form and content satisfactory to Bank in its sole discretion, pursuant to which such lessor:

                  (i) unconditionally consents to Borrowers' grant of a lien and encumbrance upon, and security interest, in each such additional Equipment Lease pursuant to the Mortgage and the other Loan Documents;

                  (ii) agrees that such lessor shall give Bank written notice of default by Borrowers under such additional Equipment Lease, and a reasonable period of time from the date of the default, but in no event less than thirty
(30) days, in which to cure the default (at Bank's sole option); and

                  (iii) agrees that in the event Bank or its designee forecloses upon the Mortgage or otherwise realizes upon or becomes the owner of any of the Collateral, such lessor shall, at Bank's request: (1) recognize Bank or its designee and the successors and assigns of Bank or its designee as the holder of the rights of the lessee under such additional Equipment Lease; and (2) accept payment and performance by each such party of the obligations of the lessee thereunder.

         (d) Borrowers shall not otherwise modify or terminate the Existing Equipment Leases or enter into any additional Equipment Leases except in accordance with the provisions of Section 2.17 of the Mortgage.

         12. COLOCATION AGREEMENTS.

         (a) NAPA shall timely and fully perform all of its covenants and obligation under all Colocation Agreements.


         (b) So long as no Event of Default exists and no event or circumstance exists and is continuing, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, NAPA may, without Bank's consent, enter into Colocation Agreements on commercially reasonable, market rate terms and conditions.

         (c) Promptly after the execution and delivery any Colocation Agreement, Borrowers shall furnish Bank with a true, correct and complete copy of same.

         (d) Upon Bank's request at any time and from time to time, Borrowers shall furnish Bank with a true, correct and complete list of all of the Colocation Agreements then in existence, together with true, correct and complete copies of all such Colocation Agreements.

         13. DEFAULT.

         (a) Any of the following events or conditions shall constitute an Event of Default (as used herein, the term "OBLIGOR" means and includes each Borrower and Guarantor):

                  (i) Borrowers' failure to make any payment of principal of, or interest on, the Renewal Note or to pay any other obligation of any Borrower to Bank, at the time and in the manner required under the Renewal Note and Mortgage, but subject to any applicable notice or cure rights provided for in the Renewal Note and Mortgage;

                  (ii) Bank's discovery that any material representation or warranty made to it by any Obligor is false or misleading in any material respect;

                  (iii) Any Obligor's failure to perform or observe any condition or agreement contained in any Loan Document to which it is a party, but subject to any applicable notice and/or cure rights provided for in the applicable Loan Documents;

                  (iv) The entry or issuance of any judgment, warrant, writ of attachment, tax lien, writ of garnishment or the like against or in respect of any deposit of any Borrower with Bank or any of the Collateral, to the extent same is not paid or transferred to other security acceptable to Bank in accordance with applicable law within thirty (30) days after such entry or issuance (or such shorter period as Bank may require in order to protect and preserve Bank's security);

                  (v) The dissolution of any Obligor (unless all assets of the dissolved Obligor are acquired by either Borrower or any Guarantor, and continue to be encumbered by the Loan Documents);

                  (vi) The institution of a bankruptcy, insolvency, reorganization or similar proceeding by or against any Obligor (and not dismissed within sixty (60) days if filed against an Obligor) in any jurisdiction, the appointment of a receiver for any Borrower's business or a substantial part of its assets or an assignment for the benefit of any Obligor's creditors;

                  (vii) A judgment exceeding $100,000 is entered against any Obligor and not discharged or bonded within thirty (30) days;

                  (viii) Any Obligor's failure to perform any agreement made by it with or in favor of Bank in any document (other than a Loan Document) and the continuance of such failure for thirty (30) days after notice from Bank;

                  (ix) If for any reason other than the death of Medina, Medina ceases to be Chief Executive Officer, Chairman of the Board and President of TWW, ceases to own at least five percent (5%) of the stock of TWW or disposes of more than five percent (5%) of such stock in any thirty (30)-day period; or TWW ceases to wholly own each other Borrower and Subsidiary;

                  (x) Any Obligor commits an illegal act;

                  (xi) Any Loan Document ceases to be valid and binding on an Obligor that is a party to it or such Obligor so contends;

                  (xii) Bank fails or ceases to have a perfected, first-priority lien on, security interest in or collateral assignment of (whichever is appropriate) on all or any part of the Collateral;

                  (xiii) TWW's stock fails to be listed on the American Stock Exchange, the New York Stock Exchange or the NASDAQ Small Cap or National Market System;

                  (xiv) There occurs any material default under any Equipment Leases, Colocation Agreements, Existing Software License Agreements (or any software license agreements pertaining to the NAPA Facility and/or the Leased Premises hereafter entered into by Borrowers) and/or Existing Service Agreements (or any service agreements pertaining to the NAPA Facility and/or the Leased Premises hereafter entered into by Borrowers), which default is not cured within any applicable notice and/or cure period thereunder;

                  (xv) There occurs any material default under any Permitted Secondary Financing, which default is not cured within any applicable notice and/or cure period thereunder;


                  (xvi) There occurs any material default under the FPL Agreement, which default is not cured within any applicable notice and/or cure period thereunder;

                  (xvii) Foreclosure proceedings are instituted with respect to the Second Mortgage and/or the other Subordinated Debenture Loan Documents or other liens upon any of the Collateral and/or any other Secondary Financing or Permitted Liens;

                  (xviii) Bank makes a good faith determination that: (i) a material adverse change in any Obligor's financial condition has occurred, (ii) any Obligor's ability to perform its or his obligations under any Loan Document has been materially impaired, or (iii) Bank is insecure;

                  (xix) Any breach of or default under the Subordination Agreement by Collateral Agent or Borrowers or the failure of any Subordinated Creditor to perform or observe any term or condition of the Subordination Agreement; or

                  (xx) The payment by either Borrower of principal or interest to any Subordinated Creditor in an amount or at a time not expressly permitted by the provisions of the Subordination Agreement.

         (b) At any time after the occurrence of an Event of Default, Bank may, by notice to Borrowers, declare the Note and all unpaid principal and interest accrued thereon and all other amounts owing under the Loan Documents to be immediately due and payable, whereupon the Note, all unpaid principal, all accrued and unpaid interest and all other amounts owing to Bank shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are expressly waived by each Borrower; provided, however, that upon the occurrence of an Event of Default described in clause (vi) above, the Note, all unpaid principal, all accrued and unpaid interest and all such other amounts owing under the Loan Documents shall automatically become and be due and payable in full without presentment, demand, protest or notice of any kind.

         (c) At any time after the occurrence of an Event of Default, Bank may (in addition to exercising any and all other remedies available to Bank under this Agreement and the other Loan Documents) elect, at its sole option, to cause the Resignation Letter to be delivered to Technology Center. Nothing contained herein shall be deemed to require Bank to cause the Resignation Letter to be so delivered. Unless and until the Resignation Letter is so delivered, it shall no of no force or effect. Bank agrees to hold the Resignation Letter in escrow and not to deliver same except in accordance with the provisions of this subsection 13(c).

         14. EXCULPATION; INDEMNIFICATION.

         (a) Bank (and its directors, officers, employees, attorneys and agents) shall not incur any liability to any Borrower (other than for its (or their) own acts or omissions amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a United States Court of competent jurisdiction) for acts or omissions arising out of or related directly or indirectly to any Loan Document (including, but not limited to, delivery of the Resignation Letter pursuant to subsection 20(c) above); and each Borrower hereby expressly waives any and all claims and actions (other than those attributable to its (or their) own acts or omissions amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a United States Court of competent jurisdiction) against Bank (and its officers, employees, attorneys and agents) arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. In no event shall Bank be liable to any Borrower for any consequential, punitive or indirect damages, and each Borrower hereby expressly waives any and all claims and actions for any such damages.

         (b) Bank (and its directors, officers, employees, attorneys and agents) shall be indemnified, reimbursed, held harmless and, at the request of Bank, defended by each Borrower from and against any and all claims, liabilities, losses and expenses that may be imposed upon, incurred by, or asserted against Bank (or its directors, officers, employees, attorneys and agents) arising out of or related directly or indirectly to any Loan Document, including, but not limited to, delivery of the Resignation Letter pursuant to subsection 20(c) above (except such as are occasioned by the indemnified person's own gross negligence or willful misconduct as finally determined pursuant to applicable law by a United States Court of competent jurisdiction).

         15. COST, EXPENSES AND TAXES. Borrowers shall pay (or, if appropriate, reimburse Bank for) on demand all reasonable costs and expenses in connection with the preparation, execution, delivery, filing, recording and administration of the Loan Documents and the other documents to be delivered under the Loan Documents, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank, with respect thereto and with respect to advising Bank as to its rights and responsibilities under the Loan Documents, and all costs and expenses (including reasonable counsel fees and expenses, including those incurred at the appellate level and in bankruptcy proceedings) in connection with the enforcement of the Loan Documents or the restructuring or amendment of any of them (whether in connection with a renewal, a workout, or otherwise). In addition, Borrowers shall pay (or, if appropriate, reimburse Bank for) on demand any and all documentary stamp, intangible and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of any of the Loan Documents, or any indebtedness contemplated hereby, and shall indemnify Bank and hold it harmless from and against any and all liabilities (including penalties and interest) with respect to or resulting from any delay in paying or omission to pay such taxes and fees. Bank is hereby authorized to deduct any amount due under this Section 15 from the proceeds from any bank account of any Borrower maintained with Bank or to make an unrequested Advance to pay any such amount.

         16. ADDITIONAL COSTS. If due to either (a) any change (including, without limitation, any imposition or increase of reserve requirements) in, or in the interpretation of, any law or regulation or (b) compliance by Bank with any guideline or request from or regulation of any governmental authority (whether or not having the force of law), there is any increase in the cost to Bank of making, funding or maintaining any Advance, Borrowers shall from time to time, upon Bank's demand, pay to Bank additional amounts sufficient to indemnify Bank against such increased costs (except that Borrowers shall have no obligation to indemnify Bank for increased costs due to a change in the rate of tax on the overall net income of Bank). An itemized certificate as to the amount of such increased cost, submitted to Borrowers by Bank, shall, absent manifest error, be conclusive.

         17. PRIME DEPOSITORY. Borrowers covenant to and agree with Bank that, for so long as the Loan shall be outstanding, Bank shall be the prime depository for the business accounts of Borrowers and Guarantors, including, without limitation, any and all of the construction disbursement accounts relating to the Collateral. Borrowers recognize that this covenant and agreement was an important factor and material inducement to Bank in establishing the terms and conditions, including the interest rate, of the Loan. If Borrowers violate this covenant and agreement, Bank may elect to increase the rate of interest on the Loan in accordance with the provisions of the Note.

         18. CERTAIN COLLATERAL; SETOFF.

         (a) As security for all of Borrowers' obligations to Bank hereunder or under the Note, each Borrower hereby grants Bank a continuing lien on and security interest in all deposit accounts with Bank in which such Borrower has any interest (whether now existing or hereafter established) and all other monies, credits and other property of such Borrower that is now or hereafter owed by or in the possession or control of Bank.

         (b) Upon the occurrence of an Event of Default, Bank may offset and apply to any or all of the obligations secured by the Collateral all monies, credits and other property of any nature whatsoever, and the proceeds thereof, of any Borrower or any Guarantor now or at any time hereafter in the possession of, in transit to or from, under the custody or control of, or on deposit with, Bank or its affiliates, including all escrow and reserve accounts of any Borrower or any Guarantor.

         19. NOTICES.

         (a) All notices, requests, approvals, consents and other communications provided for hereunder (collectively, a "notice") shall be in writing, shall be addressed to the intended recipient at the address of such party set forth below, and shall be either delivered to such party by nationally recognized overnight delivery service (such as Federal Express or Emery Air Freight), by hand delivery, by Fax, by mailing to such party by certified mail, return receipt requested, postage prepaid. Any party hereto may at any time and from time to time by notice given as herein provided change the address to which future notices to such party are to be given.

         (b) Any party hereto giving a notice to the other pursuant to this Section shall simultaneously give a true and complete copy of such notice to each of the persons designated by the intended recipient thereof as set forth below to receive such copies. Each such copy shall be addressed to the intended recipient at the address of such person set forth below and shall be given by hand delivery, overnight delivery service, or certified mail in the same manner provided above for the giving of notices. Either party hereto may at any time and from time to time by notice given as herein provided change the identity or address of the persons designated to receive such copies or designate additional persons to receive such copies. In no event, however, shall Bank be obligated to give copies of any notice to Borrowers to more than four persons at any time.

         (c) No notice given by any party hereto shall be of any force or effect unless such notice is given in accordance with all of the provisions of this Section.

         (d) All notices shall be deemed to have been given and received (1) on the date of delivery if delivered before 5:00 p.m. on a business day; if not, on the next business day, (2) if delivered to a nationally recognized overnight courier service, one day after delivery of such notice to such service, (3) if deposited in the United States mail, three (3) days after mailing, or (4) on the date Faxed if Faxed before 5:00 P.M. on a business day, if not, on the next business day; provided, however, that, when any notice must be given under any provision of a Loan Document on or before a certain date or within a certain period or number of days, such notice shall be deemed to have been given, solely for such purpose, on the date the same was hand-delivered, delivered to such overnight courier or deposited in the United States mails.

         (e) Notices shall be addressed (subject to the foregoing provisions concerning change of addresses) as follows:

If to Bank:                         Ocean Bank
                                    780 N.W. 42nd Avenue
                                    Miami, Florida 33126
                                    Attn:  Terry Curry
and to:                             Ocean Bank
                                    780 N.W. 42nd Avenue
                                    Miami, Florida 33126
                                    Attn: Luis Consuegra, General Counsel

and with a copy to:                 Shutts & Bowen LLP
                                    201 South Biscayne Boulevard
                                    1500 Miami Center
                                    Miami, Florida   33131
                                    Attn: C. Richard Morgan, Esq.

If to NAPA:                         NAP of the Americas, Inc.
                                    2601 South Bayshore Drive, Suite 900
                                    Miami, Florida 33133
                                    Attn: Jose Gonzalez, Esq.
                                    Fax: (305) 856-8190

If to TWW:                          Terremark Worldwide, Inc.
                                    2601 South Bayshore Drive, Suite 900
                                    Miami, Florida 33133
                                    Attn:  Jose Gonzalez, Esq.
                                    Fax: (305) 856-8190

         20. PUBLICITY. From and after the date hereof, neither Borrower shall issue news releases to newspapers, trade publications and other publications or otherwise publicly disseminate any information concerning the Loan, except as required by applicable law or if otherwise specifically contemplated by this Agreement, without the prior written consent of Bank.

         21. BROKERAGE. Borrowers shall pay all brokerage commissions due and payable in connection with this Agreement and shall indemnify Bank from the claims of any brokers arising by reason of this Agreement. Bank and Borrowers represent to one another that they know of no one entitled to such a brokerage commission.

         22. ASSIGNMENT. This Agreement may not be assigned by any Borrower without Bank's prior consent and any such assignment or attempted assignment without such prior written consent shall be null and void. Bank may, without any Borrower's or Guarantor's consent, assign in whole or in part, and issue participating interests in and to, this Agreement, the Advances and any other Loan Document, and, in connection therewith, may make whatever disclosures regarding Borrowers, Guarantor or the Collateral it wishes.

         23. JURISDICTION. Each Borrower hereby irrevocably agrees that any action or proceeding relating hereto or any other document relating to this Agreement or other Loan Documents that is brought by such Borrower shall be tried by the courts of the State of Florida sitting in Miami-Dade County, Florida or the United States district courts sitting in such county. Each Borrower hereby irrevocably submits, in any such action or proceeding that is brought by Bank, to the non-exclusive jurisdiction of each such court, irrevocably waives the defense of an inconvenient forum with respect to any such action or proceeding, and agrees that service of process in any such action or proceeding may be made upon each Borrower by mailing a copy thereof to such Borrower at such Borrower's address set forth in Section 19 (as well as by any other lawful method). Each Borrower hereby irrevocably appoints Brian Goodkind, Esq., whose address is 2601 South Bayshore Drive, Coconut Grove, Florida 33133 as his or its agent to receive service of process in any such action or proceeding on such Borrower's behalf. Service of process on one Borrower in any such action or proceeding shall constitute service on all other Borrowers, and each Borrower irrevocably appoints each other Borrower as its agent to accept service of process on it in any such action or proceeding.

         24. CONFIDENTIALITY. Borrowers may have furnished and may in the future furnish to Bank certain information concerning Borrowers which Borrowers have or will have advised Bank in writing is non-public, proprietary or confidential in nature ("CONFIDENTIAL INFORMATION"). Bank confirms to Borrowers that it is Bank's policy and practice to maintain in confidence all Confidential Information which is provided to it under agreements providing for the extension of credit and which is identified to it as confidential, and that it will protect the confidentiality of Confidential Information submitted to it with respect to Borrowers under this Agreement; provided, however, that (i) nothing contained herein shall prevent Bank or any assignee from disclosing Confidential
Information: (1) to its affiliates and their respective directors, officers and employees and to any legal counsel, auditors, appraisers, consultants or other persons retained by it or its affiliates as professional advisors, on the condition that such information not be further disclosed except in compliance with this Section; (2) under color of legal authority, including, without limitation, to any regulatory authority having jurisdiction over it or its operations or to or under the authority of any court deemed by it to be competent jurisdiction; and (3) to any actual or potential assignee of or participant in Bank's or such assignee's rights and obligations under this Agreement, to the extent such actual or potential assignee or participant has agreed to maintain such information in confidence on the basis set forth in this section; and (ii) the terms of this section shall be inapplicable to any information furnished to it which is in its possession prior to the delivery to it of such information by Borrower, or otherwise has been obtained by it on a non-confidential basis, or which was or becomes available to the public or otherwise part of the public domain (other than as a result of Bank's failure or any prospective participant's or assignee's failure to abide hereby), or which was not non-public, proprietary or confidential when Borrower delivered it to Bank or any assignee.

         25. FURTHER ASSURANCES; POWER OF ATTORNEY. Each Borrower shall, upon request of Bank, execute and deliver such further documents and do such further acts as Bank may reasonably request in order to fully effectuate the purposes of this Agreement and other Loan Documents. Without limiting the generality of the foregoing, each Borrower shall promptly do whatever Bank requests to cure any omission of or in, or error in, any of the Loan Documents. Each Borrower hereby irrevocably appoints Bank as its true and lawful attorney-in-fact (such appointment being coupled with an interest) with full power (in the name of such Borrower or otherwise) to execute and deliver such documents and do such acts as Bank may reasonably deem necessary in order to fully effectuate the purposes of this Agreement and the other Loan Documents. Each Borrower hereby authorizes Bank to execute, deliver and file any and all UCC financing statements, without the signature of either Borrower, as Bank may reasonably deem necessary in order to fully effectuate and perfect the liens and security interests granted to Bank as contemplated by this Agreement and the other Loan Documents.

         26. CERTAIN DEFINITIONS. As used herein:

         (a) "AFFILIATE" means, with respect to a Borrower, any person or entity directly or indirectly controlling or controlled by or under common control with such Borrower.

         (b) "BUSINESS DAY" means any day other than a Saturday, a Sunday or a holiday on which most banks in Miami, Florida are closed.

         (c) "GAAP" means U.S. generally accepted accounting principles consistently applied.

         (d) "LOAN DOCUMENTS" means that term as defined in the Renewal Note, which definition is incorporated herein by this reference.

         (e) "MORTGAGE" means that term as defined in the Renewal Note, which definition is incorporated herein by this reference.

         27. JOINT AND SEVERAL LIABILITY.

         (a) Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Bank hereunder, for the mutual benefit, directly and indirectly, of each Borrower.

         (b) Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower with respect to the payment and performance of all the obligations with respect to the Loan, it being the intention of the parties hereto that all of the obligations with respect to the Loan shall be joint and several obligations of both Borrowers without preferences or distinction among them.

         (c) If and to the extent that any Borrower shall fail to make any payment with respect to any of the obligations with respect to the Loan as and when due or to perform any of the obligations with respect to the Loan in accordance with the terms thereof, then in each such event the other Borrower(s) will make such payment with respect to, or perform, such obligations.

         (d) The obligations with respect to the Loan of each Borrower hereunder and under the other Loan Documents constitute full recourse obligations of such Borrower enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

         (e) Except as otherwise expressly provided in this Agreement, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of any advance made under this Agreement, notice of any action at any time taken or omitted by Bank under or in respect of any of the obligations with respect to the Advances, and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the obligations with respect to the Loan, the acceptance of any payment of any of the obligations with respect to the Loan, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Bank at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Bank in respect of any of the obligations with respect to the Loan, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the obligations with respect to the Loan or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Bank with respect to the failure by any Borrower to comply with any of its respective obligations with respect to the Loan, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with any applicable laws and regulations which might, but for the provisions of this Section 33, afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its obligations with respect to the Loan, it being the intent of each Borrower that so long as any of its obligations with respect to the Loan remain unsatisfied, the obligations with respect to the Loan of such Borrower shall not be discharged except by performance and then only to the extent of such performance. The obligations with respect to the Loan of each Borrower shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, or similar proceeding with respect to any Borrower or Bank. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or Bank.

         (f) Each Borrower shall be jointly and severally liable for all obligations and liabilities with respect to any Advance regardless of whether it signed or was aware of the request therefor.

         28. MISCELLANEOUS. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other provision hereof. If any provision hereof is capable of more than one interpretation, it shall be interpreted, if possible, so as to render it enforceable. In order to be effective, any addition hereto or any modification or waiver of any provision or provisions hereof must be expressly consented to by Bank in writing. "HEREOF", "HEREUNDER", "HEREIN" and words of similar import refer to this

Agreement as a whole and not just the paragraph in which they appear. The indemnity obligations herein shall survive repayment of the Loan and the cancellation hereof. No delay or omission by Bank in exercising any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or remedy. Bank may grant or deny any approval or consent contemplated hereby in its sole and absolute discretion; whenever used herein, the phrase "ACCEPTABLE TO BANK" or "SATISFACTORY TO BANK" means "ACCEPTABLE AND SATISFACTORY TO BANK IN ITS SOLE AND ABSOLUTE DISCRETION" and "IN BANK'S DISCRETION" or "BANK'S SOLE DISCRETION" means "IN BANK'S SOLE AND ABSOLUTE DISCRETION"; and, to be enforceable against Bank, any consent or approval by Bank must be in writing. This Agreement is solely for the benefit of Bank and Borrowers and may not be relied on by any third party.

         29. CONSTRUCTION OF THIS AGREEMENT.

         (a) Borrowers and Bank agree and acknowledge that each of them, together with their respective legal counsel, have contributed substantially to the preparation and negotiation of the terms of this Agreement and the other Loan Documents, and, as such, this Agreement shall not be interpreted more favorably against one party than the other solely upon the basis of which party actually drafted this Agreement and the other Loan Documents.

         (b) This Agreement and the other Loan Documents are to be read in pari materia, and shall be construed in such a manner as to afford the greatest possible protection and benefit for Bank. In the event of an express conflict between the terms of the Note and the terms of this Agreement or any other Loan Documents as to payment terms, the terms of the Note shall control. In the event of any other express conflict between the terms of this Agreement, and the terms of any other Loan Documents, the terms of this Agreement shall govern and control.

         30. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF FLORIDA, WITHOUT REGARD TO ANY CONFLICTS-OF-LAW RULE OR PRINCIPLE THAT WOULD GIVE EFFECT TO THE LAWS OF ANOTHER JURISDICTION.

         31. WAIVER OF JURY TRIAL. BANK AND BORROWERS HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING ANY COUNTERCLAIM) BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, THE ADVANCES, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR BANK TO ENTER INTO THIS AGREEMENT.

         32. AMENDMENT AND RESTATEMENT. This Agreement amends and restates and supersedes in its entirety that certain Amended and Restated Credit Agreement dated as of September 5, 2001 among Borrowers and Lender. All references in the Loan Documents to the "Credit Agreement" shall be deemed to refer to this Agreement, as same may hereafter be substituted, replaced, renewed, split, consolidated, extended, restated, or otherwise modified or amended from time to time.

         Signed as of the date set forth at the head of this Agreement.


                               NAP OF THE AMERICAS, INC., a Florida corporation


                               By:
                                  ------------------------------------------
                               Name:    Jose Segrera
                               Title:   Vice President

                                                 [CORPORATE SEAL]

                               TERREMARK WORLDWIDE, INC., a Delaware corporation


                               By:
                                  ------------------------------------------
                               Name:    Jose Segrera
                               Title:   Vice President

                                                 [CORPORATE SEAL]



                               OCEAN BANK, a Florida banking corporation



                               By:
                                  ------------------------------------------
                               Name:
                                  ------------------------------------------
                               Title:
                                  ------------------------------------------

                              CONSENT OF GUARANTOR

         The undersigned, as one of the Guarantors of the Loan, and as a major shareholder of Terremark Worldwide, Inc., hereby consents to terms of the Credit Agreement and agrees that: (i) all of the representations and warranties made in the Credit Agreement by Borrowers are true, correct and complete in all material respects and shall be deemed ratified, confirmed and re-affirmed by the undersigned personally; (ii) the Credit Agreement, and all of the terms, covenants and conditions set forth in the Credit Agreement, are binding on and enforceable against Borrowers; and (iii) the undersigned will comply, and will cause the other Guarantors to comply, with all of the terms, covenants and conditions set forth in the Credit Agreement.



                                              ----------------------------------
                                              Manuel D. Medina



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